Exhibit 5.1

SIDLEY AUSTIN LLP
787 SEVENTH AVENUE NEW YORK, NY 10019
+1 212 839 5300
+1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

May 14, 2019

Starwood Property Trust, Inc.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by Starwood Property Trust, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of:  (i) the Company’s senior debt securities (“Debt Securities”), (ii) the Company’s shares of common stock, par value $0.01 per share (“Common Stock”); (iii) the Company’s shares of preferred stock, par value $0.01 per share; and (iv) warrants to purchase shares of Common Stock, in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under the Indenture for Senior Debt Securities, dated as of February 15, 2013, as amended and supplemented as of the date hereof (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

In connection with this opinion, we have acted as counsel for the Company and have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement and the exhibits thereto (including the Indenture), the Articles of Amendment and Restatement and the Amended and Restated Bylaws of the Company and the resolutions relating to the Registration Statement adopted by the Board of Directors of the Company (the “Board”).  We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission.  As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize and approve the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities, and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities pursuant to the Indenture and the form of note evidencing the Debt Securities of such series; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by duly authorized officers of the Company and any such supplemental indenture shall have been duly authorized, executed and delivered by the Trustee, in each case in accordance with the provisions of the Company’s Articles of Amendment and Restatement and the Amended and Restated Bylaws, resolutions of the Board or a duly authorized committee thereof and the Indenture; and (v) notes representing the Debt Securities of such series shall have been duly executed and delivered by duly authorized officers of the Company, authenticated by the Trustee and issued, all in accordance with the Company’s Articles of Amendment and Restatement and the Amended and Restated Bylaws, resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities:

(i)                                     all Debt Securities of such series will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii)                                  the execution, delivery and performance by the Company of the Indenture and any related supplemental indenture, the execution, delivery and performance by the Company of any officers’ certificate establishing the form and term of such series of Debt Securities and the issuance, sale and delivery of the Debt Securities will not (A) contravene or violate the Articles of Amendment and Restatement and the Amended and Restated Bylaws of the Company, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of, or create a lien under, any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii)                               the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv)                              the Articles of Amendment and Restatement and the Amended and Restated Bylaws of the Company and the resolutions of the Board, as currently in effect, will not have been modified or amended and will be in full force and effect; and

(v)                                 the form and terms of such series of Debt Securities shall have been established by the Board, a duly authorized committee thereof or a duly authorized officer of the Company acting pursuant to authority delegated to such officer by the Board or a duly authorized committee of the Board, all in accordance with, and within any parameters or limitations established by, the Company’s Articles of Amendment and Restatement and the Amended and Restated Bylaws, resolutions of the Board, the Indenture and applicable law, and such terms will be accurately reflected in the certificates evidencing such series of Debt Securities and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Debt Securities.

We have further assumed that the Debt Securities and each additional supplemental indenture to the Indenture or officers’ certificate establishing the form and terms of the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinion set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinion set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinion set forth herein.

This opinion letter is given as of the date hereof and is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America, the laws of the State of Maryland or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the Prospectus.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP